Exhibit 99.1

SRX Global Announces Share Consolidation

NORTH PALM BEACH, FL — June 24, 2026 — SRX Global, Inc. (NYSE American: SRXH) (the “Company”, or “SRX”), an AI-enabled platform dedicated to generating returns across high-conviction operating companies and assets, today announced that its Board of Directors has approved a consolidation of the Company’s issued and outstanding common stock on a 60-to-1 basis (the “Share Consolidation”), to be effective July 6, 2026 (the “Effective Date”).

On the Effective Date, every 60 shares of issued and outstanding common stock will be automatically combined into one share of common stock. The Company’s common stock will continue to trade on the NYSE American under the existing symbol “SRXH” and will begin trading on a consolidated basis under a new CUSIP number at market open on the Effective Date. No fractional shares will be issued in connection with the Share Consolidation; any shareholder who would otherwise be entitled to a fractional share will receive one whole share in lieu thereof.

About SRX Global Inc.

SRX Global is an AI-driven platform focused on generating long-term shareholder value through investments in high-conviction operating companies, strategic assets, and technology-enabled opportunities. The Company leverages proprietary technology, data analytics, and disciplined capital allocation to identify and manage investments across multiple sectors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “expect,” “intend,” “aim,” “plan,” “may,” “could,” “target,” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks include, but are not limited to, the ability to complete the Share Consolidation, shareholder approvals, market conditions, regulatory considerations, and other risks described in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update them, except as required by law.

Company Contact

SRX Global

Kent Cunningham, Chief Executive Officer

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

212-896-1254

srx@kcsa.com